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                                                                EXHIBIT 10.13

                              LICENSING AGREEMENT
                                      for
                        NORTH AMERICAN SEGASATURN SYSTEM

This Licensing Agreement is entered into and rendered effective as of this 26th day of February, 1996, by and between SEGA ENTERPRISES, LTD., a Japanese corporation with principal offices at 2-12, Haneda 1-chome, Ohta-ku, Tokyo 144, Japan (hereinafter "Sega"), and T.HQ, INC., a New York corporation with principal offices at 5016 North Parkway Calabasas, Suite 100, Calabasas, California 91302, U.S.A. (hereinafter "Licensee").

Whereas, Sega has developed and currently distributes a home entertainment system for playing video games and for other educational and informational purposes, which is marketed in the United States of America and Canada as the SegaSaturn System (hereinafter the "SSS"); and

Whereas, Sega has created and/or licensed a variety of video entertainment properties which embody original game concepts, formats, methods of play, characters and other visual images, and musical, spoken and other sounds, and which are programmed and manufactured in CD-ROM format compatible with the SSS (hereinafter the "SSS Software Series"); and

Whereas, Sega has developed or acquired substantial expertise, know-how and technical information relating to the SSS and the design, development, and manufacture of software products that are compatible with the SSS and comprise the SSS Software Series; and

Whereas, Sega is the owner and developer of U.S. Patent No. 5,371,792; and

Whereas, Sega is also the owner of certain registered and unregistered trademarks used in connection with the SSS, including "SEGA" and others (collectively, the "Licensed Trademarks"); and

Whereas, Sega entered into an agreement on or about January 2, 1991, as amended by an addendum entered into on or about June 7, 1991, with Smith Engineering, pursuant to which Sega is authorized to grant sublicenses to U.S. Patent No. 4,462,076; and

Whereas, Sega entered into an agreement on or about January 2, 1991, as amended by an addendum entered into on or about October 12, 1992, with North American Philips Corporation, pursuant to which Sega is authorized to grant sublicenses to European Patent No. 80244; Canadian Patent No. 1,183,276; Hong Kong Patent No. 88-4302; Singapore Patent No. 88-155; United States Patent Nos. 4,442,486 and 4,454,594; and Japanese Patent Application No. 82-205605; and

Whereas, Sega entered into an agreement on or about March 31, 1993, with Alpex pursuant to which Sega is authorized to grant sublicenses to Canadian Patent No. 1,082,351; French Patent No. 1,607,209; United Kingdom Patent No. 1,535,999; Japanese Patent No. 1,632,396; and German Patent No. 2,609,826; and

Whereas, the SSS is a newly developed platform and it is in the parties' mutual interest to ensure high product quality and consumer acceptance of this new system and its related software; and

Whereas, Licensee has created and/or licensed a variety of video entertainment properties in and to which Licensee holds copyright or holds an appropriate license from the applicable copyright owner (collectively, the "Licensee's Properties"); and

Whereas, Licensee desires to be granted a non-exclusive license to develop, have manufactured, and distribute Licensee's Properties as part of the SSS Software Series; and

Whereas, Sega is willing, on the terms and subject to the conditions of this Agreement, to grant Licensee the desired non-exclusive license concerning the development, manufacturing, and distribution of Licensee's Properties as part of the SSS Software Series;

Now therefore, in consideration for the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Sega hereby agree as follows:

1.      DEFINITION OF TERMS.

1.1 As used herein, the term "Licensed Products" shall mean the laser optical disc-based products compatible with the SSS to be developed by Licensee in furtherance of this Agreement, which products shall be derived from Licensee's Properties specified in Exhibit A, attached hereto, as may be amended by the parties in writing during the term of this Agreement.

1.2 As used herein, the term "Licensed Territory" shall mean the countries listed in Exhibit B, attached hereto.

2.      LICENSED TECHNOLOGY.

2.1 Sega shall provide Licensee with certain technical information regarding the SSS and the programming of software products compatible with the SSS, including, without limitation, information regarding the security system incorporated within the SSS and the software products compatible therewith (collectively, the "Licensed Technology") from time to time during the term of this Agreement.

2.2 Sega agrees to sell and license to Licensee and Licensee may elect (but is not required) to purchase and license from Sega the hardware and software items referenced in the SSS Development Equipment Price List, which will be provided by Sega and/or Sega of America, Inc., a California corporation with principal offices at 255 Shoreline Drive, Suite 200, Redwood City, CA 94065 (hereinafter "SOA") from time to time during the term of this Agreement (such items shall be collectively called the "Development Equipment"). Sega agrees that it shall use its commercially reasonable efforts to supply the specific quantities of any and all such items as may be requested by Licensee.

2.3 Licensee acknowledges and agrees that the Development Equipment which Licensee may elect or have elected to purchase and license from Sega contains certain confidential technical information and trade secrets which are proprietary to Sega, that any and all Development Equipment shall be a part or parts of the Licensed Technology and that Licensee's use thereof shall be subject to the provisions of this Agreement and the Confidentiality Agreement, dated December 29, 1993, separately concluded between Sega's agent, SOA, and Licensee (hereinafter the "Confidentiality Agreement").

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3.   GRANT OF LICENSE.
3.1 Subject to the terms and conditions set forth in this Agreement, Sega hereby grants Licensee a non-exclusive license to use the Licensed Technology disclosed by Sega solely to design, develop and have manufactured (by a Licensed Manufacturer) the Licensed Products based on or otherwise derived from Licensee's Properties specified in Exhibit A, attached hereto, which Licensed Products shall be marketed, sold and distributed by Licensee only within the Licensed Territory in strict compliance with the provisions of this Agreement, including the Exhibits attached hereto. The license herein granted to Licensee includes the right and privilege during the term of this Agreement to use the Licensed Trademarks identified in Exhibit C, attached hereto, in conjunction with the Licensed Products to provide notice that the Licensed Products are designed and intended for use with the SSS.
3.2 By its execution of this Agreement, Licensee accepts the non-exclusive license granted to it herein and agrees to abide by and comply with all of the terms and conditions set forth in this Agreement. Licensee agrees that it shall not directly or indirectly solicit orders from and/or sell any units of the Licensed Products to any person or entity outside of the Licensed Territory without the prior written consent of Sega, and Licensee further agrees that it shall not directly or indirectly solicit orders for and/or sell any units of the Licensed Products in any situation where Licensee reasonably should know that such Licensed Products will be exported or resold outside of the Licensed Territory.
3.3 The license granted to Licensee in Subsection 3.1, above, also includes the non-exclusive, non-transferable sublicense to use the patents set forth in Exhibit D (hereinafter the "Licensed Patents"), attached hereto and as may be amended by Sega during the term of this Agreement, solely in conjunction with the development, marketing, sale and distribution of Licensed Products.
3.4 This Agreement in no way grants Licensee the right to manufacture any units of the Licensed Products. The manufacture of the Licensed Products involves trade secrets and technology upon which patents are pending. Accordingly, manufacture of all Licensed Products can only be accomplished by a Licensed Manufacturer. As used herein, the term "Licensed Manufacturer(s)" shall mean the manufacturers approved by Sega to utilize Sega's trade secrets and technology upon which patents are pending, in the manufacture of any units of the SSS Software Series.
4.   LIMITATION OF LICENSE
4.1 Licensee acknowledges and agrees that: (i) the license and sublicense granted to it in Subsections 3.1 and 3.3, above, shall not be deemed to extend in any manner to any of Licensee's Properties unless and until Sega and/or Sega's agent, SOA, shall have expressly approved such development proposals in accordance with the provisions of Sections 6 and 7, below; and
     (ii) the commencement of the design and/or development of any of Licensee's Properties in a format compatible with the SSS prior to Sega's express written approval with respect thereto in accordance with the provisions of
     Section 6, below, shall be undertaken at Licensee's sole risk and expense and without any expectancy that such property or properties shall become an authorized part of the SSS Software Series. Licensee further acknowledges and agrees that the maximum number of Licensed Products to be released by Licensee in each successive twelve (12) month period during the term of this Agreement shall be three (3) products unless the prior written consent of Sega's agent, SOA, has been obtained, which consent shall be evidenced by the return of a copy of Licensee's request for authorization to release such additional Licensed Product(s) with the following legend inscribed on such copy and signed on behalf of Sega: "Approved by Director, Third Party Licensing" (or such other representative as Sega shall designate in writing).
4.2 Licensee shall not make use of any of the Licensed Trademarks, Licensed Patents and/or Licensed Technology (or any portion thereof) licensed hereunder except in strict compliance with the provisions of this Agreement or as may be otherwise expressly authorized in writing by Sega. No right, license or privilege has been granted to Licensee hereunder concerning the development of any collateral product or other such after-market use or purpose which displays or depicts any of the Licensed Trademarks. No promotional or novelty items or premium products (e.g., T-shirts, posters, stickers, etc.) displaying or depicting any of the Licensed Trademarks shall be developed, manufactured, marketed, sold, and/or distributed by Licensee or in its behalf unless the written consent of Sega shall first have been obtained.
4.3 Licensee agrees that it shall not at any time, both during and subsequent to the term of this Agreement, unless the written consent of Sega shall first have been obtained: (i) use the Licensed Patents and/or Licensed Technology (or any portion thereof), directly or indirectly, to develop, manufacture, and/or otherwise produce any article of merchandise other than the specific Licensed Products expressly authorized during the term of this Agreement to be developed and distributed hereunder; and/or
     (ii) use any of the Licensed Trademarks, directly or indirectly, to market and/or otherwise promote the sale of any third party products or services.
4.4 Subject to the provisions of Subsection 19.3, below, Licensee represents and warrants that in the event of the expiration or earlier termination of this Agreement, Licensee shall not make use of any of the source code, object code, or technical documentation of or concerning the Licensed Products, and/or of whatever other related materials used for the development and/or production of the Licensed Products, which remain within its custody or under its control for the continued manufacture of any units of any of the Licensed Products, unless the prior written consent of Sega shall first have been obtained; provided, however, nothing herein shall be construed so as to prohibit or otherwise restrict Licensee from using portions of the source code for any of the Licensed Products which are not specific to the SSS and which do not contain and are not derived from any portion of the Licensed Technology and/or Licensed Patents, and which can be used for the development of separate versions of any of the Licensee's Properties for other video games or personal computer systems.
4.5 All rights and interests with respect to the Licensed Trademarks, Licensed Patents and/or the Licensed Technology not specifically granted herein to Licensee are expressly reserved by Sega and may be used by Sega without limitation. Any use by Sega of such reserved rights, including, without limitation, the use or authorization of others to use any of the Licensed Trademarks, Licensed Patents and/or the Licensed Technology in any manner in connection with any articles of merchandise other than the specific Licensed Products expressly authorized hereunder shall not be deemed unfair competition, interference, or infringement of any of Licensee's rights hereunder.
4.6 The distribution of any Licensed Product through electronic media, including, without limitation, via cable, fiber optic, telephone lines, microwave and/or radio waves, is expressly excluded from the license herein granted to Licensee.

5.   SUBCONTRACTING AND SUBLICENSING.
5.1 Licensee is not authorized to subcontract or sublicense the license and/or sublicense herein granted without the


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        prior written consent of Sega. Licensee acknowledges and agrees that it shall not be released from liability with respect to the truth of every representation and warranty, and the performance of every term, condition, obligation and covenant set forth in this Agreement by reason of Sega's consent to any proposed sale, assignment, delegation, subcontract, sublicense, transfer or encumbrance unless Sega expressly grants such release in writing.
5.2 In the event Licensee desires to contract with any third party concerning the design and/or development of any of the Licensed Products, Licensee represents and warrants that it shall not disclose any of the Licensed Technology and/or the Licensed Patents to such third party unless and until Licensee shall have obtained the written consent of Sega and such third party shall have executed a separate agreement with Sega concerning such entity's proposed use of the Licensed Technology and/or Licensed Patents, which separate agreement shall include confidentiality obligations like those set forth in the Confidentiality Agreement. Notwithstanding any consent which may be granted by Sega for License to use the product design and/or development services of any third party, Licensee shall be responsible and shall remain liable for compliance with all of the provisions of this Agreement.

6.      CONCEPT APPROVAL OF THE LICENSED PRODUCTS.
6.1 Licensee acknowledges and agrees that the Licensed Products shall be approved in concept form before Licensee commences programming of the software for each of the Licensed Products. To this end, Licensee agrees that Licensed Products, including, without limitation, the concept and title of each of the Licensed Products and/or the Licensee's use of any of the Licensed Trademarks, shall be subject to SOA's prior written approval on behalf of Sega as to acceptable standards of compatibility, nature, appearance, quality, style and labeling.
6.2     Licensee, in order to be granted the approval described in Subsection
        6.1 above for each of the Licensed Products (other than a conversion of a commercially released computer software product, consumer video game product or coin-operated arcade video game), agrees to submit to Sega's agent, SOA, for its written approval on behalf of Sega, the following materials: (i) a completed Third Party Concept Registration Form, a sample of which is attached hereto as Exhibit G, and which Form shall state and provide, without limitation, any and all information regarding the title and category, the approximate code completion and product release dates, number of disks, the estimated quantity of the initial units to be manufactured on behalf of Licensee, proof of license to use another third party's licensed trademarks or property, compatibility to peripheral devices, availability on competing hardware systems and the estimated advertising budget; (ii) a written description setting forth, without limitation, the proposed game design, storyline, characters, game style and play features with instructions as to how each proposed game is to be played, user interface characteristics, multiple player options, a development team profile, special hardware/software requirements, a list of differences with other versions developed for competing hardware systems, and any additional information useful in evaluating the proposed game; (iii) storyboards and graphic art, including the appearance of characters; and (iv) a description of any Easter Eggs, i.e. secret codes, which Licensee intends to include in the video game programs to allow the player special abilities or knowledge and which will not be described in the game manual.
6.3 For each Licensed Product which is a conversion of a commercially released computer software product, consumer video game product or coin-operated arcade video game, Licensee shall provide Sega's agent, SOA, for its written approval on behalf of Sega, with the following materials (as appropriate): (i) a copy of such released computer software product; (ii) a videotape of the audiovisual work comprising such released coin-operated arcade video game; (iii) a written delta design specification that describes the differences between the proposed Licensed Product and the previously released version of such product, including, without limitation, any differences with respect to the music, sound effects, graphics, user interface and/or controls; and (iv) a completed Third Party Concept Registration Form, a sample of which is attached hereto as Exhibit G, filled out as described in Subsection 6.2(i) above.
6.4 Notwithstanding any approval SOA may grant on behalf of Sega in connection with the Third Party Concept Registration Form and materials attached thereto, Licensee acknowledges and agrees that such approval is for the concept only, and further approvals of code and packaging will be necessary when those materials are completed.

7.      DEVELOPMENT OF THE LICENSED PRODUCTS/SUBMISSION AND APPROVAL OF SAMPLES.
7.1 Licensee acknowledges and agrees that it shall be solely responsible for the development, at Licensee's risk and expense, of any and all materials to be incorporated into the Licensed Products, including, without limitation, the reproducible computer programs based on or otherwise derived from Licensee's Properties and the related artwork for the packaging inlays, product labels and user manuals, as well as any other printed materials which Licensee proposes to include with any of the Licensed Products. Sega shall not be obligated to collaborate with Licensee in the development of any of the materials comprising or otherwise incorporated into any of the Licensed Products.
7.2 Licensee agrees to use diligent, good faith efforts to submit to Sega's agent, SOA, on or before the scheduled delivery dates set forth in Exhibit F, attached hereto, for its written approval on behalf of Sega, the following materials for each submitted Licensed Product: (i) a completed SSS Master CD-ROM Release Form, a sample of which will be provided by SOA; (ii) four (4) write once CDs containing finished game code, together with a complete description of any Easter Eggs, i.e. secret codes, which Licensee has included in such finished game code;
        (iii) a VHS videotape of all game footage; (iv) a hard copy of all text appearing in the game; and (v) all packaging, artwork, and written materials related to such submitted Licensed Product. Sega's agent, SOA, shall promptly evaluate any write once CD samples containing finished game code and related materials for each of the Licensed Products submitted to it by Licensee, and shall use reasonable efforts to approve or disapprove any such submitted samples of the reproducible materials required for the production of the Licensed Products in writing within twenty one (21) working days after receipt of any such items. Sega's agent, SOA, shall specify the reasons for its disapproval of the write once CD samples and related materials for any of the Licensed Products and state the revisions and/or improvements to be undertaken by Licensee in order to receive approval. After making such revisions and/or improvements as are deemed necessary, Licensee shall submit such revised software and/or materials for any affected Licensed Product to Sega's agent, SOA, for its re-evaluation and potential approval on behalf of Sega. The procedures described in this Subsection 7.2 shall be repeated until the write once CD samples of each of the Licensed Products are expressly approved in writing by Sega's agent, SOA. SOA's approval of such write once CD samples shall be


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        evidenced by the return of a copy of Licensee's request for approval with the following legend inscribed on such copy and signed on behalf of
        Sega: "Approved by Director, Third Party Licensing" (or such other representative as Sega shall designate in writing).
7.3 After obtaining SOA's written approval on behalf of Sega of the write once CD samples containing finished game code, Licensee agrees to submit to Sega's agent, SOA, three (3) pre-production samples of each Licensed Product for its written approval on behalf of Sega. Sega agrees that any requested approval to be made by its agent, SOA, of any such pre-production samples of the Licensed Products shall not be unreasonably withheld. No production units of any of the Licensed Products shall be manufactured, marketed, sold or distributed by or for Licensee unless written approval for such pre-production samples of each Licensed Product shall first have been obtained from Sega's agent, SOA, which approval shall be evidenced by the return of a copy of Licensee's request for approval with the following legend inscribed on such copy and signed on behalf of Sega: "Approved by Director, Third Party Licensing" (or such other representative as Sega shall designate in writing).
7.4 Licensee agrees that: (i) each of the Licensed Products shall be of such content, quality, style and appearance as shall, in accordance with the provisions of Section 8, below, provide appropriate notice to third parties of Sega's proprietary rights, title and interests in and to the Licensed Patents, the Licensed Technology, and the Licensed Trademarks; and (ii) each of the Licensed Products shall conform in all material respects with all standards and specifications of or concerning the SSS and/or the SSS Software Series which may be promulgated by Sega from time to time during the term of this Agreement and communicated to Licensee.
7.5 After the pre-production samples of the final software and related materials for each of the Licensed Products have been approved by Sega's agent, SOA, Licensee shall not change them in any material respect without the prior written consent of Sega or its agent, SOA. Prior to the initial commercial release of each of the Licensed Products, Licensee shall send to Sega's agent, SOA, at no charge twelve (12) units of each of the Licensed Products to evidence Licensee's control over the production quality of the Licensed Products. In the event any Licensed Products are changed in any material respect from the units initially provided pursuant to this Subsection 7.5, Licensee shall send to Sega's agent, SOA, at no charge two (2) units of each of such Licensed Products. If any of the Licensed Products distributed by Licensee fail to conform with the standards previously adopted by Sega and the samples previously approved by Sega's agent, SOA, then Sega may elect, at its sole discretion, to: (i) terminate this Agreement in accordance with the provisions of Subsection 18.2, below; or (ii) require that Licensee bring any such noncomplying Licensed Products into compliance within thirty (30) days after receipt of written notice from Sega. The failure of Licensee to demonstrate that any affected units of such Licensed Product have been brought into compliance within such prescribed period shall entitle Sega to terminate this Agreement pursuant to the provisions of Subsection 18.2, below.
7.6 Licensee agrees that, if so required by Sega and/or any governmental entity, it shall submit each Licensed Product to such third party as is designated by Sega and/or the governmental entity for the purpose of obtaining consumer advisory rating code(s) for the Licensed Product. Any and all costs and expenses incurred in connection with the procurement of such consumer advisory rating code(s) shall be borne solely by Licensee.
7.7 Licensee acknowledges and agrees that its failure to comply with the provisions of this Section 7 shall result in immediate, irreparable and irremediable damage to Sega. Licensee further acknowledges and agrees that there is no adequate remedy at law in the event of such failure, and that Sega shall be entitled to equitable relief in the way of temporary and permanent restraining orders and injunctions and such other and further relief as any court of competent jurisdiction may deem just and proper.
8.      LABELING REQUIREMENTS.
8.1 It is an essential condition of this Agreement that each and every copy of the Licensed Products and related materials, including, without limitation, the related packaging, user manuals, labels, and containers shall have conspicuously, legibly and irremovably affixed thereto the notices specified in the guidelines provided by SOA, which may be amended from time to time by Sega at its discretion during the term of this Agreement. Once any proposed artwork submitted by Licensee is approved by Sega's agent, SOA, any subsequent modifications thereto which may be requested by Sega or its agent, SOA, shall be undertaken and implemented at Sega's expense; provided, however, if any such modification is requested in order to obtain and/or maintain protection for any of the Licensed Patents, Licensed Trademarks, and/or Licensed Technology, such modification shall be implemented at Licensee's expense in the manner of a rolling change (i.e., Licensee shall promptly incorporate any such modification into future production units of the Licensed Products, while being permitted to continue to sell and distribute those units which then exist in inventory).
8.2 Licensee further agrees that it shall cause to be affixed conspicuously and legibly on each Licensed Product manufactured, used and/or sold by or for Licensee, and on the related packaging materials for each such Licensed Product: (i) any and all consumer advisory rating code(s) required by Sega and/or any governmental entities subject to the conditions provided in Subsection 7.6 hereof; and (ii) the following notice:
                Patents:
                U.S. Nos. 4,442,486/4,454,594/4,462,076;
                Europe No. 80244; France No. 1,607,029;
                United Kingdom No. 1,535,999;
                Germany No. 2,609,826;
                Canada No. 1,183,276/1,082,351;
                Hong Kong No. 88-4302;
                Singapore No. 88-155;
                Japan No. 1,632,396
                U.S. Pat. No. 5,371,792
                U.S. Pat. No. 5,460,374
                Licensee acknowledges and agrees that in the event Sega notifies Licensee during the term of this Agreement of any modification(s) and/or additions to the notice set forth in this Subsection 8.2, then Licensee shall implement such additions and/or modifications at Licensee's expense in the manner of a rolling change (i.e., Licensee shall promptly incorporate such modification(s) into future production units of the Licensed Products, while being permitted to continue to sell and distribute those units which then exist in Licensee's inventories).
8.3 Licensee agrees that the opening title screen shall, in strict compliance with the software manual provided to Licensee by Sega, contain the following items: (i) the blue Sega logo; (ii) Licensee's name and the title of the product, together with Licensee's trademark and copyright notices; and (iii) the following attribution line, which shall appear at the bottom of the screen, below Licensee's name:
        "Licensed by Sega Enterprises, Ltd."
9.      ADVERTISING MATERIALS.
9.1 Pre-production samples of the advertising, merchandising, promotional and display materials of or




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     concerning the Licensed Products (collectively, the "Advertising
     Materials") shall be submitted by Licensee to Sega's agent, SOA, free of cost, for its evaluation and approval on behalf of Sega as to quality, style, appearance, and use of any of the Licensed Trademarks, and appropriate reference of the notices specified in the guidelines provided by SOA, prior to any actual production, distribution, or use of any such items by Licensee or in its behalf. No such proposed Advertising Materials shall be produced, distributed, or otherwise used directly or indirectly by Licensee unless written approval for such materials shall first have been obtained from Sega's agent, SOA, which approval shall be evidenced by the return of a copy of Licensee's request for approval with the following legend inscribed on such copy and signed on behalf of Sega: "Approved by Director, Third Party Licensing" (or such other representative as Sega shall designate in writing).
9.2 Sega's agent, SOA, shall promptly evaluate any and all pre-production samples of the Advertising Materials submitted to it by Licensee, and shall use reasonable efforts to approve or disapprove any such submitted Advertising Materials in writing within ten (10) working days after receipt of such items. Sega's agent, SOA, shall specify the reasons for its disapproval of any submitted Advertising Materials and state the revisions and/or improvements to be undertaken by Licensee in order to receive approval. After making such revisions and/or improvements as are deemed necessary, Licensee shall submit revised copies of any affected Advertising Materials to Sega's agent, SOA, for its re-evaluation and potential approval on behalf of Sega.
9.3 The procedures described in Subsection 9.2, above, shall be repeated until the proposed Advertising Materials concerning any of the Licensed Products are expressly approved in writing by Sega's agent, SOA, or until Licensee, at its discretion, determines that it does not desire to publish or otherwise use any affected Advertising Materials which have not been previously so approved.
9.4 Subject in each instance to the prior written approval of Sega's agent, SOA, Licensee may use such textual and/or pictorial advertising matter (if any) as may be created by Sega or in its behalf pertaining to the SSS, the SSS Software Series, and/or to the Licensed Trademarks on such promotional and advertising materials as may, in Licensee's judgment, promote the sale of the Licensed Products within the Licensed Territory.

10.  ROYALTY PAYMENTS AND REPORTS.
10.1 The per unit royalty for each unit of the Licensed Products and the minimum guaranteed royalty for the license granted to Licensee hereunder as a non-refundable advance payment are specified in Exhibit H, attached hereto. The payment of such minimum guaranteed royalty shall be made by Licensee within five (5) working days after the date of SOA's approval on behalf of Sega of the write once CD samples containing the finished game code (in CD-ROM form) for each of the Licensed Products in accordance with the provisions of Subsection 7.2, above, and shall be credited as an advance against the royalties to be paid to Sega pursuant to Subsection 10.2, below.
10.2 Upon Licensee's issuance of any purchase order for the manufacture of Licensed Products (hereinafter a "Purchase Order"), Licensee shall immediately forward to Sega and SOA a copy of such Purchase Order. Within five (5) working days of Licensee's issuance of any Purchase Order, Licensee shall make the non-refundable royalty payment due Sega, pursuant to the terms set forth in Exhibit H, attached hereto, with respect to the number of units of the Licensed Products so ordered. Licensee acknowledges and agrees that, in the event Licensee fails to make the required royalty payment to Sega within the specified time period, Sega may notify the Licensed Manufacturer that the units of the Licensed Product(s) requested pursuant to said Purchase Order may not be released to License until such time as Sega notifies the Licensed Manufacturer that it has received the appropriate royalty payment.
10.3 Within thirty (30) days following the end of each calendar quarter throughout the term of this Agreement (which calendar quarters shall commence on January 1, April 1, July 1, and October 1), (i) Licensee shall procure that each Licensed Manufacturer utilized by Licensee shall submit to Sega a written statement (signed by an officer of the corporation) indicating, by product title, the number of units of the Licensed Products which such Licensed Manufacturer has manufactured during the preceding calendar quarter, and (ii) Licensee shall submit to Sega a written statement indicating, by country and by product title, the number of units of the Licensed Products sold by Licensee during such preceding calendar quarter. A copy of all reports required hereunder shall be sent to (i) Sega's agent, SOA (Attention: Director, Third Party Licensing - or to such other department or representative as Sega shall designate in writing), and
     (ii) Sega (Attention: CS Third Party Division - or to such other department or representative as Sega shall designate in writing).
10.4 No costs incurred in the development, manufacture, marketing, sale, and/or distribution of the Licensed Products shall be deducted from any royalties payable to Sega hereunder. Similarly, there shall be no deduction from the royalties otherwise owed to Sega hereunder as a result of any uncollectible accounts owed to Licensee, or for any credits, discounts, allowances or returns which Licensee may credit or otherwise grant to any third party customer of any units of the Licensed Products, or for any taxes, fees, assessments, or expenses of any kind which may be incurred by Licensee in connection with its sale and/or distribution of any units of the Licensed Products.
10.5 Licensee acknowledges and agrees that it shall be solely responsible for any withholding taxes and/or other such assessments which may be imposed by any governmental authority within the Licensed Territory with respect to the royalties paid to Sega hereunder. Licensee shall be entitled to deduct such payments from royalties otherwise due to Sega; provided, however, that no such deduction shall be taken unless and until Licensee has deposited the payments with the governmental authority responsible for the collection of such taxes and/or assessments. Regardless of the actual amount of withholding taxes paid or assessed, the deduction from royalties permitted hereunder for withholding tax deposited by Licensee may not exceed the lesser of: (i) the actual withholding taxes deposited in connection with royalty payments or (ii) ten percent (10%) of the royalties against which the withholding tax is asserted. Licensee further agrees to indemnify and hold Sega harmless from and against any claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, which result from Licensee's failure to timely pay any such withholding taxes or other assessments, and/or which are incurred in the settlement or avoidance of any such claim. Prior to January 31 of each year during the term of this Agreement and during the year immediately following the expiration and/or termination of this Agreement, Licensee shall forward to Sega a copy of the Annual Withholding Tax Return for U.S. Source Income of Foreign Persons (Form 1042). Furthermore, by the end of the month following the month of each royalty payment during the term of this Agreement and, as appropriate, during the year immediately following the expiration and/or termination of this Agreement, Licensee shall forward to Sega a copy of the Foreign Person's U.S. Source Income Subject to Withholding (Form 1042S) (or similar form as appropriate based on Licensee's country of residence). For example, by January 31, 1996, Licensee shall forward to Sega Form 1042 for the 1995 calendar year; by the end of May 1996, Licensee shall forward to Sega Form 1042S for a royalty payment made to Sega in April, 1996. Licensee shall provide to Sega such reasonable assistance as Sega may request in connection with any claim by Sega for a credit or refund of such withholding taxes or assessments.
10.6 All sums to be paid to Sega hereunder shall be paid in Japanese Yen and shall be remitted by wire transfer on or before the applicable due date to such bank account as shall be designated by Sega for such purpose. The receipt and deposit by Sega or any royalty payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Sega and shall not restrict or prevent Sega from thereafter disputing the accuracy of such payment.
10.7 Licensee acknowledges and agrees that all sums owed or otherwise payable to Sega hereunder shall bear interest at the rate of one and one-half percent (1-1/2%) per month, or such lower rate as may be the maximum rate permitted under applicable law, from the date upon which payment of the same shall first become due up to and including the date of payment thereof whether before or after judgment, and that Licensee shall be additionally liable for all costs and expenses of collection, including, without limitation, reasonable fees for attorneys and court costs. Notwithstanding the foregoing, such specified rate of interest shall not excuse or be construed as a waiver of Licensee's obligation to timely provide any and all payments owed to Sega hereunder.

11.     RECORDS AND AUDIT.
        Licensee shall retain at its principal place of business for a period of two (2) years after making any royalty report, all of the files, records and books of account prepared in the normal course of business which contain data reasonably required for the computation and verification of the amounts to be paid and the information to be given in any such royalty report required hereunder. Licensee shall permit Sega and/or a licensed certified public accountant ("CPA") retained by Sega to inspect and/or audit at any reasonable times (but not more often than quarterly) of all such files, records and books of account and to take extracts therefrom or make copies thereof for the purpose of verifying the correctness of the royalty reports and payments provided by Licensee hereunder. Licensee shall give Sega and/or its CPA such other information as may be necessary and proper to enable the royalty payments due to Sega hereunder to be accurately ascertained. All information obtained by Sega and/or its CPA under this Section 11 shall be maintained in strict confidence in accordance with the provisions of Section 17, below. In addition to promptly paying Sega any such sums as are identified by any inspection and/or audit reveals that Licensee has underpaid Sega by three (3) percent or more with respect to any calendar month, Licensee shall reimburse Sega for the costs of such inspection and/or audit promptly upon demand.

12.     DISTRIBUTION.
12.1 Licensee acknowledges and agrees that throughout the term of this Agreement, at no expense to Sega, and in accordance with the provisions of this Agreement, it shall use diligent, good faith efforts to stimulate demand for the Licensed Products throughout the Licensed Territory and to supply any resulting demand for such products.
12.2 Subject to availability, Licensee agrees to sell to Sega and its agent, SOA, quantities of the Licensed Products at as low a price and on terms as favorable as Licensee sells similar quantities of the Licensed Products to the general trade; provided, however, any such units of the Licensed Products may not be distributed, directly or indirectly, for resale within the Licensed Territory without Licensee's prior written consent.

13.     REPRESENTATIONS AND WARRANTIES.
13.1    Sega represents and warrants solely for the benefit of Licensee that:
        (a) Sega has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder.
        (b) Sega has the right, power and authority to grant Licensee the sublicense identified in Subsection 3.3, above, per the terms set forth therein.
        (c) As of the date of execution of this Agreement, Sega has filed applications for registration of the Licensed Trademarks in the specific countries and to the extent expressly referenced in Exhibit E, attached hereto.
        (d) The making of this Agreement by Sega does not violate any separate agreement, rights or obligations existing between Sega and any other person or entity, and throughout the term of this Agreement, Sega shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement.
13.2    Licensee represents and warrants solely for the benefit of Sega that:
        (a)  Licensee has the right, power and authority to enter into this
             Agreement and to fully perform its obligations hereunder.
        (b)  Licensee is and will be at all times while the Licensed Products are offered for sale, either: (i) the exclusive owner of all rights, title and interests within the Licensed Territory in and to the audiovisual works based on or otherwise derived from Licensee's Properties and encoded in the Licensed Products; or (ii) the holder of the exclusive rights within the Licensed Territory to develop and distribute Licensed Products based on or otherwise derived from each of Licensee's Properties which was not originally created by Licensee and was instead licensed or otherwise obtained by Licensee from a third party for use in the development of any affected Licensed Product, and Licensee agrees that it shall furnish verification of such rights to the satisfaction of Sega promptly upon request.
        (c) Licensee is and will be at all times while the Licensed Products are offered for sale, either: (i) the exclusive owner of all rights, title and interests within the Licensed Territory in and to the name or other designation used as the title for each of the Licensed Products; or (ii) the holder of the exclusive rights within the Licensed Territory to develop and distribute Licensed Products which bear the name or other designation used as the title for each of the Licensed Products which was not originally created by Licensee and was instead licensed or otherwise obtained by Licensee from a third party for use in conjunction with any affected Licensed Product, and Licensee agrees that it shall furnish verification of such rights to the satisfaction of Sega promptly upon request.
        (d) As of the date of execution of this Agreement, Licensee is unaware of any outstanding claim against any rights, title or interests of Licensee in and to the audiovisual work for each video game program used in any of the Licensed Products.
        (e) As of the date of execution of this Agreement, Licensee is unaware of any outstanding claim(s) against any rights, title or interest of Licensee in and to any name or other designation used as the title for any of the Licensed Products.
        (f) The making of this Agreement by Licensee does not violate any separate agreement, rights or obligations existing between Licensee and any other person or entity, and throughout the term of this Agreement, Licensee shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement.

        (g) Licensee shall not make any representation or give any warranty to any person or entity expressly or impliedly on behalf of Sega or its agent, SOA, or to the effect that the Licensed Products are connected in any way with Sega or its agent, SOA (other than that the Licensed Products have been developed, manufactured, marketed, sold, and/or distributed under license from Sega).

        (h) The Licensed Products shall be promoted, advertised, merchandised, marketed, sold, and distributed in accordance with any and all applicable statutes, laws, ordinances, and regulations within the Licensed Territory.

        (i) Licensee shall not, directly or indirectly, solicit orders from and/or sell any units of the Licensed Products to any person or entity outside of the Licensed Territory or in any situation where Licensee reasonably should know that such Licensed Products will be exported or resold outside of the Licensed Territory.

        (j) Licensee's policies and practices with respect to the marketing, sale, and/or distribution of the Licensed Products shall in no manner reflect adversely upon the name, reputation or goodwill of Sega.

14.     INDEMNITIES: ASSUMPTION OF RISK.

14.1 Sega agrees to indemnify and hold Licensee harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, which result from a breach of any of the warranties expressly set forth in Subsection 13.1, above, or incurred in the settlement or avoidance of any such claim; provided, however, that Licensee shall give prompt written notice to Sega of the assertion of any such claim, and provided further that Sega shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Licensee to participate in any such action or proceeding at its own expense with counsel of its own choosing. Licensee shall not agree to the settlement of any such claim, action or proceeding without Sega's prior written consent.

14.2 Licensee agrees to indemnify and hold Sega and its agent, SOA, harmless, and at Sega's option defend Sega and its agent, SOA, from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, which result from a breach or alleged breach of any of the warranties expressly set forth in Subsection 13.2, above, or incurred in the settlement or avoidance or any such claim; provided, however, that Sega and/or its agent, SOA, shall give prompt written notice to Licensee of the assertion of any such claim, and provided further that Licensee shall have the right to select counsel and control the defense and/or settlement thereof, subject to the right of Sega and its agent, SOA, to participate in any such action or proceeding at its own expense with counsel of its own choosing. Neither Sega, nor its agent, SOA, shall agree to the settlement of any such claim, action or proceeding without Licensee's prior written consent.

14.3 SEGA EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES UNDER THIS AGREEMENT WITH RESPECT TO THE LICENSED PRODUCTS AS BETWEEN SEGA AND LICENSEE AND AS BETWEEN SEGA AND ANY THIRD PARTY PURCHASERS OF ANY UNITS OF THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR ANY GENERAL OR PARTICULAR PURPOSE.

14.4 Licensee acknowledges and agrees that, in accordance with the provisions of this Agreement, neither Sega, nor its agent, SOA, shall bear any risk, or have any responsibility or liability, of any kind to Licensee or to any third parties with respect to the quality and/or performance of any of the Licensed Products, including, without limitation, the operation or inoperability of the final version of the reproducible software for any of the Licensed Products. Licensee agrees to indemnify and hold Sega and its agent, SOA, harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, arising from or otherwise concerning the development, manufacture, marketing, sale, and/or distribution by Licensee or for its benefit of any of the Licensed Products, including, without limitation, any claims of copyright, design or publicity right infringement based on any of Licensee's Properties, any claims of trademark infringement based on any trademarks (other than the Licensed Trademarks) adopted and used by Licensee in conjunction with the Licensed Products, as well as any claims of product defect, or breach of any express or implied warranties applicable to any of the Licensed Products. In the event any units of any of the Licensed Products create any risk of loss or damage to any property or injury to any person, Licensee shall immediately take effective steps, at Licensee's sole liability and expense, to recall and/or to remove such defective product units from any affected channels of distribution.

14.5 Licensee agrees to obtain and maintain throughout the term of this Agreement and for three (3) years thereafter, at its own expense, Standard Product Liability Insurance from a qualified insurance company, naming Sega and each of its subsidiaries and affiliates as additional named insureds (collectively the "Additional Insured"). The Product Liability policy shall provide adequate protection for Licensee and the Additional Insureds against any and all claims, demands and causes of action as referenced in Subsection 14.4, immediately above, or arising out of any defects or failure to perform, alleged or otherwise, in thereof, and with the limit of no less than the equivalent of one million US dollars (US$1,000,000) combined single limit for each single occurrence. Twenty (20) days prior to any modification or expiration of the Product Liability policy, Licensee shall provide Sega with written notice, by registered mail, return receipt requested, of such occurrence. Licensee agrees to furnish Sega with a certificate of insurance evidencing such coverage within thirty (30) days after the date of this Agreement.

14.6 Sega does not make any representation as to the scope of validity of the Licensed Trademarks, except as expressly set forth in Subsection 13.1, above. In addition, Sega makes no representation or warranty of or concerning the scope of validity of the Licensed Technology and/or the Licensed Patents, and does not warrant that the sale of the Licensed Products by Licensee will not infringe upon the patent, trade secret, copyright, masks work rights or other rights, including, without limitation, trademark, trade dress and right of publicity and privacy of another in the Licensed Territory. The risk that the Licensed Products developed and distributed by Licensee in furtherance of this Agreement may infringe upon any copyright, trademark, patent, design, publicity right or other right of any third party within the Licensed Territory is hereby expressly assumed by Licensee to the extent it exercises its rights to develop, have manufactured, market, sell, and/or distribute the Licensed Products within the Licensed Territory.

15.     PATENT, COPYRIGHT, TRADEMARK AND TRADE SECRET RIGHTS.

15.1 Sega acknowledges and agrees that the copyrights with respect to Licensee's Properties and the audiovisual works embodied in the Licensed Products are and shall be the exclusive property of Licensee or of any third party from which Licensee has been granted the license and related rights to develop and otherwise exploit any such copyrighted materials.

15.2 Sega acknowledges and agrees that the names or other designations used as the titles for the Licensed Products are and shall be the exclusive property of Licensee or of any third party from whom Licensee has been granted the license and related rights to use and otherwise exploit any such names or other designations.

15.3 Licensee acknowledges and agrees that the Licensed Patents are and shall be the exclusive property of Sega and/or the third party from whom Sega has been granted the license and related rights to use and to sublicense. Nothing herein shall give Licensee any rights, title or interest in or to any of the Licensed Patents, other than the non-exclusive license and privilege during the term hereof to use the Licensed Patents solely in accordance with the provisions of this Agreement. Licensee agrees that it shall not use the Licensed Patents in the development and/or manufacture of any article other than the specific Licensed Products expressly authorized hereunder, nor shall Licensee grant or purport to grant any third party any right to use the Licensed Patents without Sega's prior written consent.

15.4 Licensee acknowledges and agrees that the Licensed Trademarks are and shall be the exclusive property of Sega. Nothing herein shall give Licensee any rights, title or interests in or to any of the Licensed Trademarks, other than the non-exclusive license and privilege during the term hereof to display and use the Licensed Trademarks solely in accordance with the provisions of this Agreement. Licensee agrees that it shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sega's rights, title, or interests in or to any of the Licensed Trademarks. Licensee further agrees that it shall not register, in any country, whether in its own name or in the name of any other person or entity, any trademark which is the same as, similar to, or is likely to be confused with, any of the Licensed Trademarks.

15.5 Licensee acknowledges and agrees that all proprietary and contractual rights with respect to the Licensed Technology are and shall be the exclusive property of Sega. Nothing herein shall give Licensee any rights, title or interests in or to the Licensed Technology (or any portion thereof), other than the non-exclusive license and privilege during the term hereof to use the Licensed Technology for the development of the Licensed Products solely in accordance with the provisions of this Agreement. Licensee agrees that it shall not use the Licensed Technology in the development and/or manufacture of any article other than the specific Licensed Products expressly authorized hereunder, nor shall the Licensee grant or purport to grant any third party any right to use the Licensed Technology (or any portion thereof), without Sega's prior written consent; nor shall Licensee, directly or indirectly, reverse engineer, disassemble and/or decompile the Licensed Technology. Licensee further agrees that it shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any of Sega's rights, title, and/or interests in or to the Licensed Technology (or any portion thereof) nor shall Licensee obtain any rights, title and/or interests in or to the Licensed Technology (or any portion thereof).

15.6 To the extent any such rights, title and/or interests in or to the Licensed Trademarks and/or Licensed Technology are acquired to Licensee, Licensee agrees to assign such rights to Sega without any consideration due to Licensee.

15.7 Upon the expiration or earlier termination of this Agreement for any reason, Licensee shall thereupon immediately cease and desist from any further use of the Licensed Patents, Licensed Trademarks, and/or Licensed Technology licensed hereunder, subject to the provisions of Subsection 19.3 below.

16.     PATENT, COPYRIGHT, TRADEMARK AND TRADE SECRET PROTECTION.

16.1 In the event that either Licensee or Sega discovers or otherwise becomes aware that any of the intellectual property rights embodied in any of the Licensed Products have been or are being infringed upon by any third party, then the party with knowledge of such infringement or apparent infringement shall promptly notify the other party.

16.2 In the event that any third party alleges that any of the Licensed Products, including, without limitation, the audiovisual works based on or otherwise derived from any of Licensee's Properties, violate or infringe upon such third party's copyrights, trademarks or other proprietary rights, Licensee shall be exclusively responsible for control of the defense and/or settlement of any such action or proceeding, at Licensee's sole cost and expense, and Licensee agrees to indemnify and hold Sega and its agent, SOA, harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including, without limitation, reasonable fees for attorneys and court costs, which Sega or its agent, SOA, may incur and/or for which Sega or its agent, SOA, may be held liable as a result of any such action or proceeding, subject to the following:

        (a) If such infringement or apparent infringement concerns any of the Licensed Patents, Licensed Trademarks, and/or Licensed Technology herein licensed to Licensee, Sega shall have the exclusive right, at its discretion, to commence and prosecute at its own expense a lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by Sega. Licensee agrees to provide Sega, at no expense to Licensee, reasonable assistance and cooperation concerning any such matter.

        (b) If such infringement or apparent infringement concerns any copyright in any of the audiovisual works encoded in the Licensed Products or in any printed materials related thereto, or any trademarks relating to the names or other designations used as the titles for the Licensed Products, or any of Licensee's technical know-how incorporated into any of the Licensed Products, Licensee shall have the exclusive right, at its discretion, to commence and/or prosecute at its own expense a lawsuit or to take such other action with respect to such matter as shall be deemed appropriate by Licensee. Sega agrees to provide Licensee, at no expense to Sega, reasonable assistance and cooperation concerning any such matter. If Sega or its agent, SOA, is joined as a party to any lawsuit initiated by or against Licensee, Licensee agrees that it shall indemnify and hold Sega and its agent, SOA, harmless from and against all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys and court costs, incurred in connection with any such lawsuit.

16.3 Notwithstanding anything to the contrary contained herein, Licensee's indemnity obligations under Subsection 16.2, above, shall be of no force or effect if any third party claim of infringement is made solely against Licensee's use of any of the Licensed Patents, Licensed Trademarks, or any portion of the Licensed Technology when Licensee's use of the Licensed Trademarks, Licensed Patents and/or Licensed Technology is in strict compliance with the terms of this Agreement.

17.     CONFIDENTIAL INFORMATION.
17.1 The parties mutually acknowledge and agree that certain information that one party (the "Receiving Party") shall receive from the other party (the "Disclosing Party") shall be deemed to be confidential information and subject to restrictions on disclosure and use as set forth below. As used herein, the term "Confidential Information" shall mean "Sega Confidential Information" or "Licensee Confidential Information," as the case may be.
        (a) "Sega Confidential Information" means: (i) the fact that Sega is developing or intends to develop any particular hardware, software or other product; (ii) any and all of the Licensed Technology, including, without limitation, any technical specifications provided by Sega of or concerning the SSS, the SSS Software Series, and/or the Licensed Technology; (iii) any non-public information concerning the business or finances of Sega; and (iv) any other information provided by Sega which is designated in writing by Sega prior to disclosure as being proprietary to Sega.
        (b) "Licensee Confidential Information" means: (i) the fact that Licensee is developing or intends to develop any particular hardware, software or other product; (ii) any non-public information concerning the business or finances of Licensee; and
             (iii) any other information which is designated in writing by Licensee prior to disclosure as being proprietary to Licensee.
17.2 As used herein, the term "Joint Confidential Information" means: (i) the terms and conditions of this Agreement and any amendments, renewals, or supplements hereto; and (ii) any other information that the parties hereafter mutually agree in writing to treat as Joint Confidential Information.
17.3 Licensee and Sega, each as a Receiving Party, respectively, agrees that it shall maintain the confidentiality of the "Joint Confidential Information" and "Confidential Information" of Disclosing Party, and safeguard the confidential and/or business sensitive information which it may receive from the other party with the same degree of care used to protect its own information of a like nature and/or in accordance with the provisions of any separate non-disclosure agreement applicable to such information. Each party further agrees that it shall not use for its own account apart from this Agreement or for the account of any third party, nor disclose or otherwise disseminate to any third party, any company trade secret or other such confidential information of or concerning the other party unless the written consent of the other party shall first have been obtained; provided that Sega's disclosure to its subsidiary companies will not be considered a breach of this Section 17.
17.4 The obligations set forth in this Section 17 shall not be applicable to any information: (i) which is or becomes generally known or part of the public domain through no default hereunder on the part of the Receiving Party; (ii) is known to the Receiving Party prior to the disclosure thereof by the Disclosing Party, as established by documentary evidence;
        (iii) lawfully received by the Receiving Party from a third party who provided such information without breach of any separate confidentiality obligation owed by such third party; (iv) disclosed by the Disclosing Party to unaffiliated third parties without restriction on subsequent disclosure; and/or (v) required to be disclosed in the context of any administrative or judicial proceeding, but only to the extent required by such action and only after giving the Disclosing Party not less than ten (10) working days prior written notice of any such required disclosure, and provided further that the party required to make such disclosure shall use its reasonable best efforts to obtain an appropriate protective order regarding the information to be disclosed in any such context.
17.5 Each party, as Receiving Party, shall use its reasonable best efforts by contract, instruction or otherwise to ensure that its officers, directors, employees, agents and contractors comply with such party's obligations under this Section 17, and to ensure that no Confidential Information of the Disclosing Party or Joint Confidential Information shall be disclosed or made available to any such officers, directors, employees, agents or contractors of the Receiving Party unless such persons or third parties have a need to know such information for purposes of the performance of this Agreement.
17.6 Each party, as Receiving Party, acknowledges that the Disclosing Party considers its Confidential Information and the Joint Confidential Information to contain trade secrets of the Disclosing Party and that any unauthorized copying, use, or disclosure of such information would cause the Disclosing Party immediate, irreparable and irremediable harm for which its remedies at law will be inadequate. Accordingly, each party acknowledges and agrees that the Disclosing Party shall be entitled, in addition to any other remedies available to it at law or in equity, to the issuance without bond of ex parte injunctive relief enjoining any breach or threatened breach of the Receiving Party's obligations hereunder with respect to the Joint Confidential Information and the Confidential Information of the Disclosing Party, and such further relief as any court of competent jurisdiction may deem just and proper.
17.7 Upon the expiration of this Agreement or its earlier termination, each party, as a Receiving Party, shall promptly return to the Disclosing Party any and all documents and related materials of or concerning the trade secrets and/or confidential information which originated with the other party and which remains in the Receiving Party's custody or under its control, or, if requested by the Disclosing Party, shall destroy all such trade secret and/or confidential information and certify to the destruction of all such documents and related materials.
17.8 Sega and Licensee shall jointly develop a press release or similar statement, mutually acceptable to both parties, describing the existence of the relationship established by this Agreement and the scope of their respective activities in furtherance hereof.
17.9 Licensee acknowledges and agrees that the provisions of the Confidentiality Agreement shall also apply to any and all Sega Confidential Information and that it shall comply with the provisions of the Confidentiality Agreement, as well as the provisions of this Section 17; provided that in the event any discrepancies should arise between the terms and conditions of this Agreement and those of the Confidentiality Agreement, this Agreement shall prevail.

18.     TERM.
18.1 This Agreement shall not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the date first written above (the "Effective Date"). Unless sooner terminated in accordance with the provisions hereof, the initial term of this Agreement shall be for two (2) years from the Effective Date (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed on a year to year basis, unless either party hereto for any reason gives the other party a notice not to extend the term hereof at least thirty (30) days before the expiration date of this Agreement or any extension thereof.

18.2 Sega shall have the right to terminate this Agreement immediately, by providing written notice of such election to Licensee, upon the occurrence of any of the following events or circumstances:
        (a) If Licensee shall be unable to pay its debts when due, or shall make an assignment for the benefit of any of its creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, or shall have or suffer a receiver or trustee to be appointed for its business or property, or shall be adjudicated to be bankrupt or insolvent; or
        (b) If Licensee shall market, sell, or distribute, whichever comes first, any of the Licensed Products without the prior written approval of Sega's agent, SOA, on behalf of Sega as required hereunder; or
        (c) If Licensee shall fail to make any payment owed hereunder on the date due, and such default is not corrected or cured within ten
             (10) working days after receipt of written notice of such default;
             or
        (d) If control of more than twenty five percent (25%) of the ownership of Licensee or substantially all of Licensee's assets are transferred to a person or entity which is in litigation with Sega concerning any proprietary technology, trade secrets, and/or intellectual property matters or which is a competitor of Sega or any of its subsidiary or affiliated companies; or
        (e) If Licensee defaults in the performance of any of its other material obligations provided for in this Agreement and such default is not corrected or cured within thirty (30) days after receipt of written notice of such default.
18.3 In addition to the termination rights set forth in Subsection 18.2, above, Sega, at its option, shall be entitled to terminate, on a product-by-product basis, the license and related rights herein granted to Licensee if Licensee fails to provide Sega's agent, SOA, in accordance with the provisions of Subsection 7.2, above, with the final software for each of the Licensed Products on or before the scheduled delivery date(s) specified in Exhibit F, attached hereto; provided, however, Sega shall not be entitled to exercise such right of termination if Licensee's failure to provide the final software for any of the Licensed Products is directly caused by Sega's failure to timely comply with any of its material obligations expressly set forth herein.
18.4 In the event of the termination of this Agreement in accordance with any of the provisions of Subsections 18.2 or 18.3, above, no portion of any royalty payments previously provided to Sega hereunder shall be owed or be repayable to Licensee.

19.     EFFECT OF EXPIRATION OR TERMINATION.
19.1 Within thirty (30) days of the date of expiration or the effective date of termination, Licensee shall provide Sega with an itemized statement, certified to be accurate by an officer of Licensee, specifying the number of unsold units of the Licensed Products, on a title-by-title basis, which remain in its inventory and/or under its control at the time of expiration or the effective date of termination. Sega shall be entitled to conduct a physical inspection of Licensee's inventory and work in process during normal business hours in order to ascertain or verify such inventory and/or statement.
19.2 If this Agreement is terminated by Sega as a result of any breach or default by Licensee, the license and related rights herein granted to Licensee shall immediately revert to Sega, and Licensee shall cease and desist from any further use of the Licensed Patents and the Licensed Technology, and, Licensee shall have no further right to continue the development, manufacture, marketing, sale, and/or distribution by or for Licensee of any units of the Licensed Products, nor to continue to use the Licensed Trademarks, unless the written consent of Sega shall first have been obtained.
19.3 In the event of the expiration of this Agreement or its termination other than as a result of any breach or default by Licensee, Licensee shall be entitled for a period of not more than one hundred and eighty
        (180) days following such expiration or termination to sell any unsold units of the Licensed Products which remain in its inventory and/or under its control as of the expiration or the effective date of termination. Licensee expressly agrees that it shall not dispose of any remaining units of the Licensed Products unless and until it has given Sega a complete and correctly itemized statement of all such unsold Licensed Products.
        (a) Within ten (10) working days after the end of such one hundred and eighty (180) day period, Licensee shall provide Sega with a second itemized statement, certified to be accurate by an officer of Licensee, specifying the quantity of unsold units of the Licensed Products, on a title-by-title basis, which remain in Licensee's inventory.
        (b) Sega shall have an option, exercisable for a period of ten (10) working days after receipt of Licensee's statement pursuant to Subsection 19.3(a), immediately above, to notify Licensee that it desires to purchase from Licensee any or all of such remaining inventory of unsold Licensed Products.
        (c) Any and all units of the Licensed Products which Sega does not elect to purchase pursuant to the immediately preceding paragraph, shall be destroyed by Licensee within five (5) working days of the expiration of Sega's option period specified in Subsection 19.3(b), above. Within five (5) working days after such destruction, Licensee shall provide Sega with an itemized statement, certified to be accurate by an officer of Licensee, indicating the number of units of the Licensed Products which have been destroyed (on a title-by-title basis), the location and date of such destruction, and the disposition of the remains of such destroyed materials.
19.4 Licensee acknowledges and agrees that its failure to comply with the provisions of this Section 19 upon the expiration or earlier termination of this Agreement would result in immediate, irreparable and irremediable damage to Sega. Licensee acknowledges that there is no adequate remedy at law for any failure to cease to use the Licensed Patents, Licensed Trademarks, or the Licensed Technology, or to cease the marketing, sale, distribution, and/or any other exploitation of the Licensed Products, and Licensee agrees that in the event of such failure, Sega shall be entitled, in addition to any other remedies available to it at law or in equity, to the issuance without bond of ex parte injunctive relief enjoining any breach or threatened breach of Licensee's obligations hereunder, and such other and further relief as any court of competent jurisdiction may deem just and proper.
19.5 Licensee acknowledges and agrees that Sega shall be under no obligation to renew or extend this Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this Agreement. Upon the expiration of this Agreement neither party shall be liable to the other for any damages (whether direct, consequential, or incidental, and including, without limitation, any expenditures, loss of profits, or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. However, the expiration of this Agreement shall not excuse either party from its previous breach of any of the provisions of this Agreement or from any obligations surviving the expiration of this Agreement, and full legal and equitable remedies shall remain available for any breach or threatened breach of this Agreement or any obligations arising therefrom.
19.6 The expiration or termination of this Agreement in accordance with the provisions of Section 18, above, shall be without prejudice to any rights or remedies which one party may otherwise have against the other party.

20.     NOTICES.
        All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or sent by recognized international courier service (e.g., Federal Express, DHL, etc.) with charges prepaid, or by facsimile which is subject to confirmation by letter. The address for all notices or other communications required to be sent to Sega or Licensee, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided from one party to the other on at least ten (10) days prior written notice. The address for all notices or other communications required to be sent to Sega's agent, SOA, is 130 Shoreline Drive, Redwood City, CA 94065, or such other address as may be provided from SOA to Licensee on at least ten (10) days prior written notice. Any such notice shall be effective upon the date of receipt.

21.     FORCE MAJEURE.
        Neither Sega or its agent, SOA, nor Licensee shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its respective obligations hereunder results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities; strike or other industrial dispute; war or rebellion; or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body, other than an order, requirement, or instruction rising out of Licensee's violation of any applicable law or regulation; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) working days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to Sega prior to, during, or after any such Force Majeure condition.

22.     NO PARTNERSHIP OR JOINT VENTURE.
        The relationship between Sega and Licensee, respectively, is that of licensor and licensee. Licensee is an independent contractor and is not the legal representative, agent, joint venturer, partner, or employee of Sega for any purpose whatsoever. Neither party shall have any right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect or manner whatsoever.

23.     ASSIGNMENT.
        Sega has entered into this Agreement upon the basis of the particular capabilities and experience of Licensee and its officers, directors and employees. Accordingly, Licensee may not assign this Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of Sega shall first be obtained. Any attempted or purported assignment, delegation or other such transfer without the required consent of Sega shall be void and a material breach of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns.

24.     COMPLIANCE WITH APPLICABLE LAWS.
        The parties shall at all times comply with all applicable statutes, laws, ordinances, regulations and orders of their respective countries, and with all conventions and treaties to which their countries are a party, which relate to or in any way affect this Agreement and/or the parties' respective exercise of their rights or performance of their obligations hereunder. Each party, at its own expense, shall obtain any license, permit or approval required with respect to the exercise of any of its rights and/or performance of any of its obligations hereunder, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

25.     GOVERNING LAW.
        This Agreement shall be governed as to all matters, including validity, construction and performance, by and under the laws of Japan.

26.     ARBITRATION.
        All disputes, controversies or differences which may arise between the parties hereto out of, in relation to or in connection with this Agreement, shall be finally settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. The award rendered by the arbitrator(s) shall be final and binding upon the parties. However, nothing in this Agreement shall prevent a party from seeking injunctive relief or a restraining order in so far as allowed by applicable laws from a court of competent jurisdiction in Japan or elsewhere.

27.     LEGAL COSTS AND EXPENSES.
        In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Agreement or to file an action to enforce any of the terms, conditions or rights contained herein, or to defend any action, then the prevailing party in any such action shall be entitled to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction.

28.     LIMITATION OF LIABILITY.
        Neither party shall be liable to the other party for any incidental, consequential, special, or punitive damages arising out of this Agreement or its termination, or the breach of any of its provisions, whether for breach of warranty or any obligation arising therefrom or otherwise, whether liability is asserted in contract or tort (including negligence and strict product liability), and irrespective of whether the parties have advised or been advised of the possibility of any such loss or damage.

29.     REMEDIES.
        Unless expressly set forth to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative.

30.     SEVERABILITY.
        In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

31.     SECTIONS SURVIVING EXPIRATION OR TERMINATION.
        The following sections and subsections shall survive the expiration or earlier termination of this Agreement for any reason: 4; 10; 11; 13; 14; 15; 16; 17; 19; 25; 26; 27; 28; and 29.

32.     WAIVER.
        No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

33.     MODIFICATION.
        No modification of any provision of this Agreement shall be effective unless in writing and signed by both of the parties.

34.     HEADINGS.
        The section headings used in this Agreement are intended for convenience of reference only and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

35.     INTEGRATION.
        This Agreement (together with the Exhibits attached hereto) constitutes the entire agreement between Sega and Licensee and supersedes all prior or contemporaneous agreements, proposals, understandings, and communications between Sega and Licensee, whether oral or written, with respect to the subject matter hereof.

36.     COUNTERPARTS.
        All signed copies of this document shall be deemed to be originals of this Agreement.

37.     CONSTRUCTION.
        This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.


IN WITNESS WHEREOF, the parties have caused this Licensing Agreement to be duly executed as of the day and year first written above.


SEGA ENTERPRISES, LTD.                   T.HQ, INC.


By:  /s/ NAOYOSHI TAKESHITA              By:  /s/ BRIAN J. FARRELL
-------------------------------------    --------------------------------------
Name:  Naoyoshi Takeshita                Name:  Brian J. Farrell
-------------------------------------    --------------------------------------
Title: Senior Managing Director          Title: President & CEO
-------------------------------------    --------------------------------------

-------------------------------------------------------------------------------
        It is hereby acknowledged and agreed that in the event and to the extent Sega of America, Inc. (hereinafter "SOA") shall be deemed to hold any effective license and to have the authority to grant any sublicensable rights with respect to the Licensed Patents within any portion of the Licensed Territory (as defined in this Licensing Agreement), SOA hereby confirms its grant to Licensee, to the extent it lawfully may, of a non-exclusive, non-sublicensable, non-assignable, and non-transferable sublicense to use the Licensed Patents solely in connection with the development, manufacture, use, and sale of the Licensed Products by or for Licensee in accordance with the terms and subject to the conditions set forth in this Licensing Agreement, and for no additional consideration other than as expressly set forth therein.

                         SEGA OF AMERICA, INC.

                         By: /s/ SHINOBU TOYODA
                         ------------------------------
                         Name:  Shinobu Toyoda
                         ------------------------------
                         Title: Chief Operating Officer
                         ------------------------------
                 NOT AN AGREEMENT UNTIL EXECUTED BY ALL PARTIES

                                   EXHIBIT A
                              LICENSEE'S PROPERTIES

                                  IN THE HUNT


-------------------------------------------------------------------------------
                                   EXHIBIT B
                               LICENSED TERRITORY

                          The United States of America
                                     Canada


-------------------------------------------------------------------------------
                                   EXHIBIT C
                              LICENSED TRADEMARKS

The trademarks licensed to Licensee in accordance with the terms and subject to the conditions of this Agreement shall be the following:

                                     [LOGO]

                                  SEGA SATURN


-------------------------------------------------------------------------------
                                   EXHIBIT D
                                LICENSED PATENTS

As used herein, the term "Licensed Patents" shall mean the following patents which have been issued and/or applied for, as may be amended by Sega during the term of this Agreement:

         (a)     United States Patent No. 4,462,076         (h)     Canadian Patent No. 1,082,351
         (b)     United States Patent No. 4,442,486         (i)     French Patent No. 1,607,029
         (c)     United States Patent No. 4,454,594         (j)     United Kingdom Patent No. 1,535,999
         (d)     European Patent No. 80244                  (k)     Japanese Patent No. 1,632,396
         (e)     Canadian Patent No. 1,183,276              (l)     German Patent No. 2,609,826
         (f)     Hong Kong Patent No. 88-4302               (m)     United States Patent No. 5,371,792
         (g)     Singapore Patent No. 88-155

                                   EXHIBIT E
                    TRADEMARK APPLICATIONS AND REGISTRATIONS

Sega, or its related or affiliated entities, has registered and/or filed applications for registration of the "SEGA" and "SEGASATURN" trademarks within the Licensed Territory as referenced hereinafter:

TRADEMARK            COUNTRY          APPL. DATE        CLASS     APPL. NUMBER    REGISTRATION DATE       REGISTRATION NUMBER
SEGA                 U.S.A.               -              *9            -            Oct. 19, 1976               1050573
SEGA                 U.S.A.         July 11, 1988        *28         742284         Nov. 14, 1989               1566116
SEGA                 Canada         July 22, 1985        *-          546427         Oct. 30, 1987               333672
SEGASATURN           U.S.A.         Dec. 15, 1993        *28       74-469937
SEGASATURN           Canada         Oct. 27, 1993        *-          740014

                            *... International Class

                                   EXHIBIT F
                            SCHEDULED DELIVERY DATES

Licensee agrees that it shall use commercially reasonable best efforts to deliver to Sega's agent, SOA, for its review and approval on behalf of Sega, the final version of the software for each of the Licensed Products referenced hereinafter on or before the scheduled delivery dates set forth below, which list and corresponding delivery dates may be amended by the parties in writing from time to time during the term of this Agreement.

                        LICENSED PRODUCTS                     DELIVERY DATES
                        In the Hunt
                        ------------------                    ---------------
                        ------------------                    ---------------
                        ------------------                    ---------------
                        ------------------                    ---------------


--------------------------------------------------------------------------------
                                   EXHIBIT G
                     THIRD PARTY CONCEPT REGISTRATION FORM

                            [See the attached page.]


--------------------------------------------------------------------------------
                                   EXHIBIT H
                           MINIMUM GUARANTEED ROYALTY


The minimum guaranteed royalty and the per unit royalty for the Licensed Products shall be in the amounts as follows:


1. PER UNIT ROYALTY:                              Seven hundred Japanese Yen (yen700.-)

2. MINIMUM QUANTITIES:                            The quantity of each Licensed Product to be manufactured under the initial Purchase Order shall be no less than five
                                                  thousand (5,000) units.  In addition, Licensee acknowledges and agrees that its minimum reorder quantity for any of the Licensed
                                                  Products shall be not less than one thousand (1,000) units.

3. MINIMUM GUARANTEED ROYALTIES:                  To be determined in accordance with the per unit royalty and the minimum quantities as described in this Exhibit H; provided that it shall be no less than three million five hundred thousand
                                                  Japanese Yen (yen3,500,000.-).

                               THIRD PARTY CONCEPT REGISTRATION FORM
               Please complete the entire form and attach all appropriate information.
---------------------------------------------------------------------------------------------------------
THIRD PARTY PUBLISHER
---------------------------------------------------------------------------------------------------------
TITLE
---------------------------------------------------------------------------------------------------------
DESCRIPTION                             Please attach a detailed design document with a two (2) page synopsis of the product. Supply code if available. Ported
                                        products from other platforms require a list of improvements and changes for the Sega version.
---------------------------------------------------------------------------------------------------------
TARGET MACHINE (Check one)              [ ] GENESIS/MEGA DRIVE [ ] MEGA CD/SEGA CD    [ ] GAME GEAR
                                        [ ] MASTER SYSTEM      [ ] SUPER 32X/MEGA 32  [ ] SATURN [ ] PICO
---------------------------------------------------------------------------------------------------------
ROM CAPACITY                            256K 1MG 2MG 4MG 8MG 12MG 16MG 20MG 24MG 32MG CD
                                        BATTERY BACK UP? [ ] NONE [ ] 64K [ ] 256K  [ ]________________
---------------------------------------------------------------------------------------------------------
CODE FINISH AND SUBMISSION              MONTH____________________________  DAY_____________ YEAR_______
---------------------------------------------------------------------------------------------------------
EST. PRODUCT SHIP DATE                  MONTH____________________________  DAY______________YEAR_______
---------------------------------------------------------------------------------------------------------
TERRITORY (Check one)                   [ ] JAPAN           [ ] EUROPE        [ ] NORTH AMERICA
---------------------------------------------------------------------------------------------------------
TARGET AGE GROUP                        FROM           TO
---------------------------------------------------------------------------------------------------------
                                        [ ] ACTION/ARCADE   [ ] EDUTAINMENT   [ ] PUZZLE
CATEGORY                                [ ] ADVENTURE       [ ] INFORMATION   [ ] SIMULATION
                                        [ ] VEHICLE         [ ] RPG           [ ] _____________________
                                        [ ] STRATEGY        [ ] SPORTS        [ ] _____________________
---------------------------------------------------------------------------------------------------------
DEVELOPER                               NAME________________________________  LOCATION_________________
---------------------------------------------------------------------------------------------------------
NUMBER OF PLAYERS/USERS                 [ ] 1  [ ] 3  [ ] 5  [ ] 7 [ ] ALTERNATING [ ] COMPETING
                                        [ ] 2  [ ] 4  [ ] 6  [ ] 8 [ ] COOPERATIVE [ ] ________________
---------------------------------------------------------------------------------------------------------
MULTIPLE MACHINE LINKAGE                [ ] NONE  [ ] GEAR TO GEAR  [ ] EDGE 16    [ ] ________________
---------------------------------------------------------------------------------------------------------
LENGTH OF PLAY                          [ ] HOURS_______   [ ] MINUTES_________    [ ] UNLIMITED
---------------------------------------------------------------------------------------------------------
EST. TOTAL SALES (lifetime)             JAPAN_____________ EUROPE____________ NORTH AMERICA____________
---------------------------------------------------------------------------------------------------------
EST. INITIAL ORDER QUANTITY
---------------------------------------------------------------------------------------------------------
PROOF OF LICENSE                        [ ] If this product will use a licensed property,  [ ] NONE please attach proof of distribution rights.
---------------------------------------------------------------------------------------------------------
PERIPHERAL DEVICE SUPPORT (list)        [ ] 6 BUTTON   [ ]  4 PLAYER   [ ]  MOUSE   [ ] _______________
---------------------------------------------------------------------------------------------------------
                        PRODUCT AVAILABLE ON OTHER PLATFORMS                         ADVERTISING
--------------------------------------------------------------------------------       PLAN FOR
  PLATFORM       DATE AVAIL.  EST. UNITS     PLATFORM    DATE AVAIL.  EST. UNITS        TITLE
---------------------------------------------------------------------------------------------------------
PROJECT REALITY   __/__/__    __________       PC/CDROM   __/__/__    __________            TV:__________
      SUPER NES   __/__/__    __________      MAC/CDROM   __/__/__    __________         PRINT:__________
            NES   __/__/__    __________   TURBO 16/DUO   __/__/__    __________  TOTAL BUDGET:__________
       GAME BOY   __/__/__    __________            3DO   __/__/__    __________  _______________________
         JAGUAR   __/__/__    __________       SONY PSX   __/__/__    __________  PROMOTIONS:____________
 AMIGA/AMIGA 32   __/__/__    __________   ____________   __/__/__    __________  OTHER: ________________
            CDI   __/__/__    __________   ____________   __/__/__    __________  [ ] USE SEGA CLUB LOGOS
---------------------------------------------------------------------------------------------------------
OTHER COMMENTS __________________________________________________________________________________________
_________________________________________________________________________________________________________
---------------------------------------------------------------------------------------------------------
THIRD PARTY AUTHORIZATION (must be signed)

--------------------------------------------------------------------------------------------------------
PRINT NAME                          TITLE                SIGNATURE                      DATE
--------------------------------------------------------------------------------------------------------
SEGA AUTHORIZATION                                                                               PRODUCT
                                                                                                  CODE
-----------------------------------------------------------------------------------------------
PRINT NAME                          TITLE                SIGNATURE                      DATE
---------------------------------------------------------------------------------------------------------
SEGA RECOMMENDATION
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------